Exhibit 10.5

LOCK-UP AGREEMENT

This Lock-Up Agreement (this “Agreement”) is dated as of [●], 2026, by and among [PubCo Name], Inc., a Delaware corporation (“PubCo” or “AMAN”) (formerly known as Amanat Acquisition Corp, a Cayman Islands exempted company, prior to its domestication as a Delaware corporation), Amanat Sponsor Holdings LLC, a Delaware limited liability company (the “Sponsor”) and Corxel Pharmaceuticals Limited, a company incorporated under the laws of Cayman Islands (“Corxel Cayman”), as the sole stockholder of Corxel Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and other persons and entities (collectively with the Sponsor, Corxel Cayman and any person or entity who hereafter becomes a party to this Agreement pursuant to Section 3 of this Agreement, the “Holders” and each, a “Holder”). Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

WHEREAS, PubCo is party to that certain Business Combination Agreement, dated as of [●], 2026 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among PubCo, Cairo Merger Sub, Inc. a Delaware corporation and a wholly-owned subsidiary of PubCo (“Merger Sub”), and the Company, pursuant to which, on [●], 2026, AMAN de-registered in the Cayman Islands and transferred by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation (the “Domestication”) and, on [●], 2026, Merger Sub merged with and into the Company, with the Company surviving the merger as a wholly-owned subsidiary of PubCo (the “Merger”, and together with the Domestication and the other transactions contemplated by the Business Combination Agreement, the “Transactions”);

WHEREAS, pursuant to the Business Combination Agreement, AMAN caused the Domestication to occur in accordance with Section 388 of the DGCL and Part Twelve of the Cayman Islands Companies Act (as then in effect), in connection with which each AMAN Class A Ordinary Share and AMAN Class B Ordinary Share that was issued and outstanding immediately prior to the Domestication (for the avoidance of doubt, after effecting the AMAN Shareholder Redemptions) were converted into one share of common stock, par value $0.0001 per share, of PubCo (the “Common Stock”); and

WHEREAS, in connection with the Transactions, the parties hereto wish to set forth herein certain understandings between such parties with respect to restrictions on the transfer of (a) the shares of Common Stock and (b) the pre-funded warrants (the “Pre-Funded Warrants”) acquired pursuant to the terms of the Business Combination Agreement.

WHEREAS, in connection with the Transactions, PubCo and certain Holders are entering into that certain Investor Rights Agreement, dated as of [●], 2026 (as it may be amended, restated, supplemented or otherwise modified from time to time, the “Investor Rights Agreement”);

NOW, THEREFORE, the parties agree as follows:

1.	Subject to the exceptions set forth in Section 3, each Holder shall not, without the prior written consent of the board of directors of PubCo, Transfer any Lock-up Securities until the end of the Lock-up Period.

2.	As used herein:

(a)	the term “Lock-up Period” means the period beginning on the Closing Date and ending on the date six (6) months after the Closing Date;

(b)	the term “Lock-up Securities” means any shares of Common Stock and Pre-Funded Warrants (including shares of Common Stock issuable upon exercise of Pre-Funded Warrants) held by a Holder immediately after the Closing, not including the Common Stock or Pre-Funded Warrants (including shares of Common Stock issuable upon exercise of such Pre-Funded Warrants) issued or purchased pursuant to those certain subscription agreements by and between AMAN and Holders, dated as of [●], 2026;

(c)	the term “Transfer” means (i) sell, offer to sell, contract or agree to sell, assign, transfer (including by operation of law), hypothecate, pledge, distribute, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, file (or participate in the filing of) a registration statement with the SEC or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to any Lock-up Securities, (ii) deposit any Lock-up Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Lock-up Securities, whether any such transaction is to be settled by delivery of such Lock-up Securities, in cash or otherwise, or (iv) publicly announce any intention to effect any transaction specified in clauses (i) through (iii); provided, however, that no filing of, participation in, amendment or supplement to, or inclusion as a selling securityholder in, any registration statement, prospectus, prospectus supplement or other filing pursuant to the Investor Rights Agreement shall constitute a Transfer, so long as no sale or other disposition of Lock-up Securities occurs during the Lock-up Period except as expressly permitted by this Agreement, and no disclosure of, or public announcement relating to, any Transfer permitted by paragraph 3 (including the distribution of Lock-up Securities by Corxel Cayman to its shareholders as contemplated by clause (g) of paragraph 3) shall constitute a Transfer; and

(d)	the term “Permitted Transferees” means, prior to the expiration of the Lock-up Period, any person or entity to whom such Holder is permitted to transfer such shares of Common Stock prior to the expiration of the Lock-up Period pursuant to paragraph 3.

3.	The restrictions set forth in paragraph 1 shall not apply to:

(a)	a Transfer to PubCo or PubCo’s officers or directors, any affiliate or family member of any of PubCo’s officers or directors, any members or partners of the Holder or their affiliates, any affiliates of the Holder, or any employees of such affiliates;

(b)	in the case of an individual, a Transfer by gift to a member of the individual’s immediate family (as defined below), or to a trust, the beneficiary of which is the individual or a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization;

(c)	in the case of an individual, Transfers by virtue of laws of descent and distribution upon death of the individual;

(d)	in the case of an individual, Transfers by operation of law or pursuant to a qualified domestic relations order;

(e)	in the case of an individual, Transfers to a partnership, limited liability company or other entity of which the undersigned and/or the immediate family (as defined below) of the undersigned are the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(f)	in the case of an entity, Transfers to any direct or indirect partners, members or equity holders of such entity, or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates;

(g)	in the case of Corxel Cayman, any dividend, in-kind distribution, exchange, redemption or similar transaction of Lock-up Securities to any of its direct or indirect shareholders, beneficial owners, equityholders, members, partners, trusts, trustees, nominees, custodians, funds, managed accounts, investment vehicles or other Permitted Transferees or to any holder of options or other rights to acquire shares of Corxel Cayman in settlement of such options or rights, including any subsequent in-kind distribution or similar transfer by any such recipient to its own direct or indirect equityholders, beneficial owners or other Permitted Transferees;

(h)	in the case of an entity that is a trust, Transfers to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust;

(i)	in the case of an entity, Transfers by virtue of the laws of the entity’s jurisdiction of formation or incorporation or the entity’s organizational documents upon dissolution of the entity;

(j)	Transfers to any other Holders, any affiliates of such other Holders or their Permitted Transferees or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates;

(k)	the exercise of stock options or warrants to purchase shares of Common Stock or the vesting of stock awards of Common Stock and any related transfer of shares of Common Stock to PubCo in connection therewith (x) deemed to occur upon the “cashless” or “net” exercise of such options or warrants or (y) for the purpose of paying the exercise price of such options or warrants or for paying taxes due as a result of the exercise of such options or warrants, the vesting of such options, warrants or stock awards, or as a result of the vesting of such shares of Common Stock, it being understood that all shares of Common Stock received upon such exercise, vesting or transfer will remain subject to the restrictions of this Agreement during the Lock-Up Period;

(l)	Transfers to PubCo pursuant to any contractual arrangement in effect at the Closing that provides for the repurchase by PubCo or forfeiture of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock in connection with the termination of the Holder’s service to PubCo;

(m)	the entry, by the Holder, at any time after the Closing, of any trading plan providing for the sale of shares of Common Stock by the Holder, which trading plan meets the requirements of Rule 10b5-l(c) under the Exchange Act, provided, however, that such plan does not provide for, or permit, the sale of any shares of Common Stock during the Lock-Up Period; and

(n)	Transfers in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved by PubCo’s board of directors or a duly authorized committee thereof or other similar transaction which results in all of PubCo’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

provided, however, that (A) in the case of clauses (a) through (j), the transferee(s) of such Transfer must enter into a written agreement, in substantially the form of this Agreement (or, in the case of the Corxel Cayman distribution exception in clause (g) of this paragraph 3 and any subsequent transfer described therein, a joinder to this Agreement in the form attached hereto as Exhibit A) (it being understood that any references to “immediate family” in the agreement executed by such transferee shall expressly refer only to the immediate family of the Holder and not to the immediate family of the transferee), agreeing to be bound by these Transfer restrictions for the remainder of the Lock-up Period (measured from the Closing Date and not from the date of such Transfer). For purposes of this paragraph 3, “immediate family” shall mean a spouse, domestic partner, child (including by adoption), father, mother, brother or sister of the undersigned, and lineal descendant (including by adoption) of the undersigned or of any of the foregoing persons; and “affiliate” shall have the meaning set forth in Rule 405 under the Securities Act.

For the avoidance of doubt, the exceptions set forth in paragraph 3, including the Corxel Cayman distribution and employee incentive exceptions, shall apply automatically and shall not require any further approval, waiver or consent of the PubCo board of directors. PubCo shall, and shall use commercially reasonable efforts to cause its transfer agent to, process any Transfer permitted pursuant to paragraph 3, including any Transfer, dividend, distribution, exchange, redemption or similar transaction by Corxel Cayman and any Transfer, sale, cashless exercise, net settlement or other transaction in connection with the Corxel Cayman equity incentive pool or PRC Employee arrangements, upon receipt of customary and reasonably requested documentation.

4.	For the avoidance of doubt, each Holder shall retain all of its rights as a stockholder of PubCo with respect to the Lock-up Securities during the Lock-Up Period, including the right to vote any Lock-up Securities that are entitled to vote.

5.	In furtherance of the foregoing, PubCo, and any duly appointed transfer agent for the registration or transfer of the securities described therein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Agreement, and such purported Transfer shall be null and void ab initio. In addition, during the Lock-Up Period, each certificate or book-entry position evidencing the Lock-Up Securities shall be marked with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT BY AND AMONG THE ISSUER AND THE REGISTERED HOLDER OF THE SECURITIES (OR THE PREDECESSOR IN INTEREST TO THE SECURITIES). A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

6.	PubCo represents that it has not entered into any side letter or agreement with any Holder which provides any rights or benefits to such Holder that are more favorable to such Holder than the rights and benefits in this Agreement and will not enter into any such side letter or agreement unless such rights and benefits are also offered to other Holders. PubCo agrees that this Agreement shall not be amended or modified, and no terms or conditions thereof waived, in a manner that benefits any Holder, unless the terms of such amendment, modification or waiver is also offered to the other Holders. For the avoidance of doubt, the exceptions set forth in paragraph 3 and the processing of Transfers permitted thereby pursuant to paragraph 4 shall not be deemed to provide rights or benefits to any Holder that are required to be offered to any other Holder.

7.	Notwithstanding the other provisions set forth herein, PubCo’s board of directors may, in its sole discretion, determine to waive, amend, or repeal the restrictions set forth in paragraph 1 above, whether in whole or in part; provided, that any such waiver, amendment or repeal shall (i) not make such restrictions more restrictive or apply for a longer period of time, and (ii) apply to each Holder.

8.	This Agreement, together with the agreements referenced herein, sets forth the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any of the agreements referenced herein may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or in any of the agreements referenced herein, there is no condition precedent to the effectiveness of any provision hereof or thereof.

9.	Sections 8.2 (Entire Agreement; Assignment), 8.3 (Amendment), 8.5 (Governing Law), 8.10 (Severability), 8.11 (Counterparts; Electronic Signatures), 8.13 (No Recourse), 8.15 (Waiver of Jury Trial) and 8.16 (Submission to Jurisdiction) of the Business Combination Agreement are each hereby incorporated by reference into this Agreement as set forth herein (including any relevant definitions contained in any such sections), mutatis mutandis.

10.	This Agreement shall terminate on the expiration of the Lock-up Period.

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In Witness Whereof, each of the parties has duly executed this Lock-Up Agreement as of the date first set forth above.

PubCo:

[PUBCO]

By:
Name:
Title:
Address for Notices:

SPONSOR:

AMANAT SPONSOR HOLDINGS LLC

By:
Name:
Title:
Address for Notices:

CORXEL PHARMACEUTICALS LIMITED

By:
Name:
Title:
Address for Notices:

[Signature Page to the Lock-Up Agreement]

Exhibit A

Form of Joinder

This Joinder (this “Joinder”) to the Lock-Up Agreement, made as of     , is between      (“Transferor”) and      (“Transferee”).

WHEREAS, as of the date hereof, Transferee is acquiring Common Stock and/or Pre-Funded Warrants (the “Acquired Interests”) from Transferor;

WHEREAS, Transferor is a party to that certain Lock-Up Agreement, dated as of [_______], 2026, among [PubCo], a Delaware corporation (“PubCo”) and the other persons party thereto (the “Lock-Up Agreement”); and

WHEREAS, Transferee is required, at the time of and as a condition to such Transfer, to become a party to the Lock-Up Agreement by executing and delivering this Joinder, whereupon such Transferee will be treated as a party to the Lock-Up Agreement (with the same rights and obligations as the Transferor) for all purposes of the Lock-Up Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1. Definitions. To the extent capitalized words used in this Joinder are not defined in this Joinder, such words shall have the respective meanings set forth in the Lock-Up Agreement.

Section 2. Acquisition. The Transferor hereby Transfers to the Transferee all of the Acquired Interests.

Section 3. Joinder. Transferee hereby acknowledges and agrees that (a) such Transferee has received and read the Lock-Up Agreement, (b) such Transferee is acquiring the Acquired Interests in accordance with and subject to the terms and conditions of the Lock-Up Agreement and (c) such Transferee will be treated as a Holder solely with respect to the Acquired Interests (with the same rights and obligations as the Transferor with respect thereto) for all purposes of the Lock-Up Agreement.

Sections 8.5 (Governing Law) and 8.11 (Counterparts; Electronic Signatures) of the Business Combination Agreement are each hereby incorporated by reference into this Agreement as set forth herein (including any relevant definitions contained in any such sections), mutatis mutandis.

IN WITNESS WHEREOF, this Joinder has been duly executed and delivered by the parties as of the date first above written.

TRANSFEROR:

[ ]

By:
Name:	[ ]
Title:	[ ]

Email:

Mailing Address:

TRANSFEREE:

[ ]

By:
Name:	[ ]
Title:	[ ]

Email:

Mailing Address:

[Signature Page to the Joinder to the Lock-Up Agreement]